                             NOTICE OF WITHDRAWAL
                                      OF
          PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                      OF
                          PROMETHEUS INCOME PARTNERS
                                      TO
                         PIP PARTNERS - GENERAL, LLC

           PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 8, 1996




================================================================================

                         INSTRUCTIONS FOR WITHDRAWAL

A written or facsimile transmission of a Notice of Withdrawal may be submitted at any time prior to the Expiration Date (or any extensions thereof) to the Depositary for the PIP Partners - General, LLC Offer:

                    To:  IBJ Schroder Bank & Trust Company

                    By Mail                                        By Courier or Hand Delivery
                    -------                                        ---------------------------

             Bowling Green Station                                       One State Street
Attention:  Reorganization Operations Department             Attention:  Securities Processing Window;
        New York, New York  10274-0084                                 Subcellar One (SC-1)
                                                                     New York, New York  10004

                  By Facsimile                                        To Confirm by Telephone
                  ------------                                        -----------------------
                 (212) 858-2611                                           (212) 858-2103



     PLEASE REFER TO THE PROCEDURES FOR WITHDRAWAL SET FORTH IN SECTION 4,
                 "WITHDRAWAL RIGHTS" IN THE OFFER TO PURCHASE

================================================================================

To:     IBJ Schroder Bank & Trust Company, Depositary

Ladies/Gentlemen:
        Unless otherwise indicated in the box below, the units of limited partnership interest ("Units") of the Partnership as listed below, which were previously tendered pursuant to the PIP Partners - General, LLC Offer to Purchase dated November 8, 1996, are hereby withdrawn. UNLESS OTHERWISE INDICATED, THE NUMBER OF UNITS BEING WITHDRAWN ARE ALL OF THE UNITS TENDERED.


                           NUMBER OF UNITS WITHDRAWN


================================================================================
LIMITED PARTNER(S) SIGNATURE BOX                  FIDUCIARY INFORMATION BOX
     (All Owners Must Sign)

If tendered by the Limited Partner(s)      Complete this box only if signing as
listed above, please sign exactly as       a trustee, executor, administrator,
your name(s) is/are printed (or            guardian, attorney-in-fact, officer
corrected) above.  For joint owners,       of a corporation or other person
each joint owner must sign.  Note:  The    acting in a fiduciary or
signatures of the persons signing this     representative capacity.  Note:  The
Withdrawal Notice must be the same as      signatures of the persons signing
those signing the Letter of Transmittal    this Withdrawal Notice must be the
previously submitted in every respect.     same as those signing the Letter of
                                           Transmittal previously submitted in
                                           every respect.



X                                          Name(s) and Capacity
----------------------------------------                       -----------------
  (Signature of Owner)            (Date)
                                           Address:
                                                  ------------------------------

X
----------------------------------------   City, State, Zip:
  (Signature of Co-Owner)         (Date)                    --------------------
================================================================================